EXHIBIT 16.A
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(16a)	BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     	The following persons failed to file Form 5 for the fiscal year.

     	Gerard Haryman
     	Thomas Donaldson
      Timothy Palmer